CONSULTING AGREEMENT


     This agreement is made as of this 24th day of November, 1998, by and between Juniper Group, Inc. with principal offices at 111 Great Neck Road. Suite 604, Great Neck, NY 11021 (the "Company") and Global Financial Group, Inc. with offices at 100 Washington Square, Suite 1319, Minneapolis, Minnesota 55041 (the "Consultant")

                                   WITNESSETH

WHEREAS, the Company desires to retain the Consultant, and the Consultant desires to be retained by the Company, pursuant to terms and conditions hereinafter set forth;

1. Retention: The Company hereby retains the Consultant to perform non-exclusive consulting services related to corporate finance and other matters, and the Consultant hereby accepts such retention and shall undertake reasonable efforts to perform for the Company the duties described herein. In this regard, subject to paragraph 8 hereof, the Consultant shall devote such time and attention to the business of the Company, as shall be determined by the Consultant, subject to the direction of the Chairman of the Company.

     (a) The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's request, to place at the disposal of the Company its judgement and experience and to provide business development services to the Company, including, without limitation, the following:

          (i) To investigate and provide written due diligence package on a minimum of two (2) merger and acquisition candidates previously identified to you by Company;

          (ii) The Consultant will introduce a minimum of 2 (two) merger candidates per year for the next thirty (30) months, and provide a written due diligence report on the target candidate;

          (iii)Over the next  ninety  (90) days the  Consultant  will  provide 2
               (two) immediate candidates for consideration for merger or acquisition and provide due diligence information on the candidates.

          (iv) Provide plan which will include creating public awareness of the Company and providing investor relations support with regard to the Company's recent 50 to 1 reverse split within 60 days.

          (v) Provide a plan and devise a strategy for possible conversion of the Company's preferred stock within 60 days.

               (b) At the Consultant's request, the Company will provide "due diligence" packages to registered representatives of the Consultant and other brokerage firms.

               (c) Nothing in this Agreement shall impose any obligation upon on the Company to consummate any transactions or to enter into any discussions or negotiations with respect thereto.

     2. Term: The Consultant's retention hereunder shall be for a term of thirty (30) months, commencing on the date of this agreement.

     3. Compensation: The Company shall grant to the Consultant warrants (the "warrants") to purchase an aggregate of 300,000 shares of the Company's common stock (the "common stock") exercisable at $0.05 per share.

          (a)  Vesting of the warrants shall be as follows:

          (i) One-half immediately and one-half in 90 days from the date of this agreement. The warrants shall be exercisable for a period of three (3) years from the date hereof. Said warrants shall be issued to Global Financial Group, Inc. The warrants shall be assignable as directed in writing by Global Financial Group, Inc. offices at 100 Washington Square, Suite 1319, Minneapolis, Minnesota 55041.

          (ii) The  Company   shall  grant  to  the   Consultant   "piggy  back"
               registration rights to include the shares of Common Stock issuable upon exercise of the Warrants in any registration statement filed by the Company under the Securities Act of 1933, as amended, except registration statements on Form S-4 and Form S-8.

          (b) The Consultant and/or its assignees shall receive a 10% aggregate fee for any funds it is directly responsible for raising for the Company and a 3% aggregate fee shall be paid for Consultant or its assignees if Consultant or its assignees act as placement agent and is so designated in writing by the Company to act on the Company's behalf in such transaction that leads to a funding consummated by the Company. In the event that the Consultant or its assignees introduces a prospective merger or acquisition which merger or acquisition is consummated by the Company, Consultant or its assignees shall be entitled to an aggregate fee of 3% of the purchase price of said merger or acquisition. No fee shall be paid by the Company for any funding, merger or acquisition in the event that the funding agent or target company were solicited directly by the Company or in the event the funding agent of the target company solicited the Company without the direct intervention of the Consultant or its assignees.

     4. Expenses: The Company agrees to reimburse the Consultant for reasonable expenses incurred by the Consultant in connection with the services rendered hereunder. Any such expenses shall require the prior written approval of the Company.

     5. Indemnification: The Company agrees to indemnify and hold harmless the Consultant and its affiliates, the respective directors, officers, partners, agents and employees and each other person, if any, controlling the Consultant or any of its affiliates (collectively the "Consultant Parties"), from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorney's fees and actual disbursements) that result from the action taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, its agents or employees. The Consultant will indemnify and hold harmless the Company and the respective directors, officers, agents and employees of the Company (the "Company Parties") from and against all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and actual disbursements) that result from bad faith, negligence, misrepresentations, omissions or unauthorized representation of the Consultant. Each person or entity seeking indemnification hereunder shall promptly notify in writing the Company or Consultant, as applicable, who may become liable pursuant to this paragraph and shall not pay settle or acknowledge liability under any such claim without consent of the party liable for such indemnification and shall permit the Company or the Consultant, as applicable, a reasonable opportunity to cure any underlying situation, and or to mitigate any actual or potential damages. The scope of this indemnification between the Consultant and the Company shall be limited to, and pertain only to, those certain transactions contemplated or entered into pursuant to this agreement.

     The Company, or the Consultant, as applicable, shall have the opportunity to defend any claim for which it may liable hereunder, provided it notifies the party claiming the right to indemnification within fifteen (15) days of notice of the claim.

     The rights stated pursuant to the above two paragraphs shall be in addition to any rights that the Consultant or the Company or any person entitled to indemnification have under common law or otherwise, including, without limitation, any right to contribution.

     6. Status of Consultant: The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

     7. Other Activities of Consultant: The Company recognizes that the Consultant now renders and may continue to render financial consulting and other investment banking services to other companies which may not conduct business or activities similar to those of the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement but shall devote only so much of its time and attention as it deems necessary for such purposes in the reasonable exercise of its duties, subject to the direction of the Chairman of the Company.

     8. Control: Nothing contained herein shall be deemed to require the Company to take any action contrary to its certificate of incorporation or bylaws as each may be amended from time to time, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct to the affairs of the Company.

     9. Notices: Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage paid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which, or manner in which, notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

     10. Governing Law: This agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflict of laws.

     11. Termination: The Company may terminate this Agreement upon Sixty (60) days notice to the Consultant for breach, without having same been cured by the Consultant within five (5) business days.

     12. Entire Agreement: This agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

     13. Binding Effects: This agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assignees; provided, however, that this agreement, and the rights and obligations hereunder, may not be assigned by either party hereto without the prior written consent of the other party.

     14.  Counterparts:   This   agreement  may  be  executed  in  two  or  more
          counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year above written.


By: Global Financial Group, Inc.

       /s/ Kevin S. Miller, President
      -------------------------------

By:   Juniper Group, Inc.

       /s/ Vlado Paul Hreljanovic
       --------------------------
       Vlado Paul Hreljanovic
       Chairman, President & CEO